Exhibit 99.1

FOR IMMEDIATE RELEASE:

Golub Capital BDC, Inc. Announces Preliminary Fiscal Year 2020 Fourth Quarter Financial Results

New York, NY, October 19, 2020 - Golub Capital BDC, Inc. (NASDAQ: GBDC) (“we,” “us,” “our,” “GBDC” or the “Company”) announced preliminary estimates of certain financial results for its fourth fiscal quarter ended September 30, 2020. The Company has elected to provide these results in light of ongoing financial market volatility and the evolving economic impact from COVID-19.

Set forth in the table below are certain preliminary estimates of our financial condition and results of operations for the three months ended September 30, 2020. These estimates are subject to the completion of financial closing procedures and are not a comprehensive statement of the Company’s financial results for the three months ended September 30, 2020. Actual results may differ materially from these estimates as a result of the completion of our financial closing procedures, final adjustments and other developments arising between now and the time that financial quarterly results for the three months ended September 30, 2020 are finalized. These preliminary estimates have been prepared by, and are the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary estimates, and, accordingly, does not express an opinion or any other form of assurance with respect thereto.

“GBDC expects strong earnings for the quarter ended September 30, 2020,” said David B. Golub, Chief Executive Officer of GBDC. “Our portfolio companies—including those in COVID 19-impacted industry sectors—generally continue to perform better than we expected.”

PRELIMINARY ESTIMATES OF CERTAIN FINANCIAL RESULTS

	Estimated Ranges for the three months ended September 30, 2020
Net Investment Income Per Share
Net investment income per share	$0.22	$0.24
Amortization of purchase premium per share[1]	0.05	0.05
Adjusted net investment income per share[1]	0.27	0.29
Net Realized/Unrealized Gain (Loss) Per Share
Net realized/unrealized gain (loss) per share	0.31	0.37
Reversal of unrealized loss resulting from the amortization of the purchase price premium per share[1]	(0.05)	(0.05)
Adjusted net realized/unrealized gain (loss) per share[1]	0.26	0.32
Earnings per Share
Earnings per share	0.53	0.61
Adjusted earnings per share[1]	0.53	0.61

Based on the estimated range of earnings per share in the table above, the Company is estimating a net asset value per share between $14.29 and $14.37 as of September 30, 2020, as shown below:

Net Asset Value per Share
Actual net asset value per share, June 30, 2020	$14.05	$14.05
Estimated earnings per share for the three months ended September 30, 2020	0.53	0.61
Dividend paid on September 29, 2020	(0.29)	(0.29)
Estimated net asset value per share, September 30, 2020	$14.29	$14.37
1    On September 16, 2019, the Company completed its acquisition of Golub Capital Investment Corporation ("GCIC"). The acquisition was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification 805-50, Business Combinations - Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired and the liabilities assumed, the premium paid by the Company was allocated to the cost of the GCIC assets acquired by the Company pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, the Company recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities acquired from GCIC will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on such loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired.

Exhibit 99.1

As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing the following estimates of non-GAAP financial measures that it believes are useful for the reasons described below:
•“Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium and the accrual for the capital gain incentive fee (including the portion of such accrual that is not payable under the Company's investment advisory agreement) from net investment income calculated in accordance with GAAP.
•“Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) determined in accordance with GAAP.
•“Adjusted Earnings Per Share” - calculates net income and earnings per share based on Adjusted Net Investment Income Per Share and Adjusted Net Realized and Unrealized Gain/(Loss) Per Share.
The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as it is a non-cash expense/loss resulting from the acquisition of GCIC and is one method the Company uses to measure its financial condition and results of operations. In addition, the Company believes excluding the accrual of the capital gain incentive fee in the above non-GAAP financial measures is useful as it includes the portion of such accrual that is not contractually payable under the terms of the Company’s investment advisory agreement with GC Advisors. Although these estimates of non-GAAP financial measures are intended to enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP.

Other Fourth Fiscal Quarter 2020 Preliminary Estimates

•During the three months ended September 30, 2020, the Company estimates originations in new middle market investment commitments were $156.7 million. Approximately 74.0% of the new middle-market investment commitments were one stop loans, 25.0% were senior secured loans and 1.0% were equity securities. Total investments at fair value are estimated to have decreased by approximately $12.2 million during the three months ended September 30, 2020 after factoring in debt repayments, sales of securities, net fundings on revolvers, and net change in unrealized gains (losses).

•As of September 30, 2020, the Company estimates it had well over $400.0 million of liquidity in the form of cash, restricted cash, available commitments under its revolving credit facilities, and undrawn SBIC debentures and a GAAP debt-to-equity ratio between 0.83x and 0.87x.

•As of September 30, 2020, the Company was in compliance with all of its covenants under its revolving credit facilities and debt securitizations.

•As of September 30, 2020, the Company estimates that non-accrual investments as a percentage of total investments at fair value were less than 2.0% and that non-accrual investments as a percentage of total investments at cost were less than 2.8%. Additionally, the Company estimates that the number of non-accrual investments decreased from ten investments as of June 30, 2020 to nine investments as of September 30, 2020.

Conference Call
The Company will host an earnings conference call at 11:00 a.m. (Eastern Time) on Tuesday, December 1, 2020 to discuss its annual financial results. All interested parties may participate in the conference call by dialing (800) 771-6759 approximately 10-15 minutes prior to the call; international callers should dial (212) 231-2912. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 1:00 p.m. (Eastern Time) on December 31, 2020. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21970317.

Exhibit 99.1

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“GBDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. GBDC invests primarily in one stop and other senior secured loans to middle market companies that are often sponsored by private equity investors. GBDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital LLC group of companies (“Golub Capital”).

ABOUT GOLUB CAPITAL

Golub Capital is a market-leading, award-winning direct lender and credit asset manager, with over $30 billion of capital under management. Golub Capital specializes in delivering reliable, creative and compelling financing solutions to middle market companies backed by private equity sponsors. The firm’s credit expertise also forms the foundation of its Late Stage Lending business and its Broadly Syndicated Loan investment program. Across its activities, Golub Capital nurtures long-term, win-win partnerships that inspire repeat business from its private equity sponsor clients and investors. Founded over 25 years ago, Golub Capital today has over 500 employees and lending offices in Chicago, New York and San Francisco. For more information, please visit golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Ross Teune
312-284-0111
rteune@golubcapital.com

Source: Golub Capital BDC, Inc.